UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023 (March 10, 2023)

L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

364-Day Revolving Credit Facility

On March 10, 2023, L3Harris Technologies, Inc. (“L3Harris”) established a new $2.4 billion, 364-day senior unsecured revolving credit facility (the “Credit Facility”) by entering into a 364-Day Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent.

Proceeds of loans under the Credit Agreement are restricted from being used for Hostile Acquisitions (as defined in the Credit Agreement) or for any purpose in contravention of applicable laws. Proceeds of the initial funding of loans under the Credit Agreement (the “Initial Funding”) are required to be used to finance a portion of the purchase price for L3Harris’ acquisition of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet”), pursuant to the Agreement and Plan of Merger, dated as of December 17, 2022, by and among L3Harris, Aquila Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of L3Harris, and Aerojet (the “Specified Acquisition Agreement”), and for the fees, taxes, costs and expenses related thereto, and thereafter may be used for working capital purposes.

Subject to certain conditions stated in the Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties) and beginning with the Initial Funding, L3Harris may borrow, prepay and re-borrow amounts in U.S. Dollars under the Credit Agreement at any time through the Commitment Termination Date (defined below). If the Aerojet acquisition has not been consummated within three business days of the date of the Initial Funding, L3Harris is required to repay the entire principal amount of all such loans and all accrued interest thereon on the date that is three business days after the Initial Funding.

The Credit Agreement provides that with the prior written consent of the administrative agent and each lender, L3Harris may request wholly-owned subsidiaries organized in the United States, Canada or the United Kingdom (or such other jurisdictions as all lenders shall approve) join as borrowers under the Credit Agreement, with any obligations guaranteed by L3Harris. The Credit Agreement also provides that L3Harris may from time to time designate certain of its subsidiaries as unrestricted subsidiaries. At March 10, 2023, no subsidiaries of L3Harris were borrowers or unrestricted subsidiaries under the Credit Agreement.

At L3Harris’ election, borrowings under the Credit Agreement will bear interest at (i) the sum of the term secured overnight funding rate (“SOFR”) rate for any tenor comparable to the applicable interest period selected two U.S. government securities business days prior to the commencement of such tenor, plus 0.10%, plus an applicable margin between 1.000% and 1.750% (initially 1.125%) that varies based on changes in the ratings of L3Harris’ senior unsecured long-term debt securities (the “Senior Debt Ratings”) or (ii) the base rate (as described in L3Harris’ Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2022 (the “Existing Credit Agreement 8-K”)), plus an applicable margin between 0.000% and 0.750% (initially 0.125%) based on changes in the Senior Debt Ratings.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Credit Agreement, L3Harris is required to pay a quarterly unused commitment fee, accruing at an applicable rate per annum multiplied by the actual daily amount of the lenders’ aggregate unused commitments under the Credit Agreement during the period beginning on (i) the earlier of (a) the date of the Initial Funding and (b) June 6, 2023 through (ii) the earliest of (w) the date that is 364 days following the date of the Initial Funding, (x) December 8, 2023, (y) such earlier date of the public announcement of the abandonment of the Aerojet acquisition or the termination of Specified Acquisition Agreement (unless, in the case of clause (x) or this clause (y), the Initial Funding has occurred prior thereto), or (z) the termination of commitments under the Credit Agreement (the earliest of such dates, the “Commitment Termination Date”). The applicable rate per annum for the unused commitment fee is initially equal to 0.110%, but may increase (to a maximum amount of 0.250%) or decrease (to a minimum amount of 0.090%) based on changes in the Senior Debt Ratings.

The Credit Agreement also contains representations, warranties, covenants and events of default that are substantially similar to the existing Revolving Credit Agreement, dated as of July 29, 2022 (the “Existing Credit Agreement”), by and among L3Harris, the lenders from time to time party thereto and JPMorgan, as administrative agent, as described in the Existing Credit Agreement 8-K.

All principal amounts borrowed or outstanding under the Credit Agreement are due on the Commitment Termination Date, unless (i) the commitments are terminated earlier either at the request of L3Harris or upon the occurrence of certain events of default described in the Credit Agreement, or (ii) the maturity date is extended to the first anniversary of the Commitment Termination Date upon L3Harris’ election at least 10 business days prior to the Commitment Termination Date, subject to satisfaction of certain conditions stated in the Credit Agreement (including the absence of any default, the accuracy of certain representations and warranties, and the payment of a fee of 0.75% of the aggregate principal amount of the outstanding loans being so extended); provided, however, that L3Harris may not borrow or reborrow any additional loans on or after the Commitment Termination Date. The Credit Agreement also provides for mandatory prepayment and reduction of commitments upon L3Harris’ receipt of net cash proceeds in certain situations.

Certain of the financial institutions party to the Credit Agreement and/or their respective affiliates, from time to time, have performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for L3Harris and its affiliates, for which they have received or will receive customary fees and expenses.

The foregoing description of the Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Section 4(a)(2) Commercial Paper Program

On March 14, 2023 (the “Effective Date”), L3Harris established a new commercial paper program (the “Program”), pursuant to which L3Harris may issue unsecured commercial paper notes (the “Notes”) under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), up to a maximum aggregate amount outstanding at any time of $3.4 billion, which is supported by amounts available under the Credit Agreement and Existing Credit Agreement.

The Notes will be sold at par less a discount representing an interest factor or, if interest bearing, at par. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of L3Harris.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement L3Harris enters into with each such Dealer (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”). A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing, paying and calculation agent agreement.

The Dealer Agreements set forth the terms on which the Dealers will either purchase from L3Harris or arrange for the sale by L3Harris of the Notes. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially identical in all material respects except as to the parties thereto.

The Notes have not been and will not be registered under the Securities Act, or any state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

One or more of the Dealers and/or their respective affiliates, from time to time, have performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for L3Harris and its affiliates, for which they have received or will receive customary fees and expenses.

The foregoing description of the Dealer Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Dealer Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On March 15, 2023, L3Harris issued a press release announcing that it had received a request for additional information from the Federal Trade Commission related to the acquisition of Aerojet, and on March 16, 2023, L3Harris issued a press release announcing that Aerojet shareholders approved all necessary proposals related to the acquisition of Aerojet. The full text of the press releases issued on March 15, 2023 and March 16, 2023 are furnished herewith as Exhibit 99.1 and 99.2, respectively, and are incorporated by reference into this Item 7.01.

The information contained in this Current Report on Form 8-K that is furnished under Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such a filing, except as shall be expressly set forth by specific reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

The following exhibits are provided herewith:

Exhibit Number	Description
10.1*	364-Day Credit Agreement, dated March 10, 2023, by and among L3Harris Technologies, Inc. and the other parties thereto.

10.2	Form of Commercial Paper Dealer Agreement, dated March 14, 2023, between L3Harris Technologies, Inc. and the Dealer party thereto.

99.1	Press Release issued by L3Harris Technologies, Inc. on March 15, 2023.

99.2	Press Release issued by L3Harris Technologies, Inc. on March 16, 2023.

104	Cover Page Interactive Data File formatted in Inline XBRL.

*	Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. L3Harris will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.

	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: March 16, 2023		Title:	Senior Vice President, General Counsel and Secretary